As filed with the Securities and Exchange Commission on April 19, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0538630
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification no.)

8685 Northwest 53rd Terrace
Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Benihana Inc. 2007 Equity Incentive Plan
(Full title of the plan)

Richard C. Stockinger
Benihana Inc.
8685 Northwest 53rd Terrace
Miami, Florida  33166
(Name and address of agent for service)

(305) 593-0770
Telephone number, including area code, of agent for service

Copy to:
Landey Strongin, Esq.
Dornbush Schaeffer Strongin & Venaglia, LLP
747 Third Avenue
New York, New York  10017
(212) 759-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

   Large accelerated filer  [  ]                                                                     Accelerated filer  [   ]            Non-accelerated filer  [  ]        Smaller reporting company  [X]
                                                                       (do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2) (3)
Class A Common Stock, par value $.10 per share	2,000,000 shares	$6.48	$12,960,000	$924.05

(1)
This registration statement (the “Registration Statement”) registers the offer and sale of up to 2,000,000 shares of Class A Common Stock (“Class A Stock”) of Benihana Inc., a Delaware corporation (the “Company”), under the 2007 Equity Incentive Plan, as amended (the “Plan”).  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Class A Stock reported on the NASDAQ Global Select Market on April 15, 2010.

(3)	Calculated pursuant to Section 6(b) of the Securities Act, as follows: $71.30 per $1 million of proposed maximum aggregate offering price.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by the Company and relates to 2,000,000 shares of the Class A Stock issuable under the Plan, which shares are in addition to the 750,000 of Class A Stock registered on the Company’s Form S-8 filed on April 18, 2008 (Commission File No. 333-150322) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.  Pursuant to such General Instruction, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a)           The Annual Report of the Company for the fiscal year ended March 29, 2009, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 29, 2009.

(c)           The Registration Statement on Form S-4 of the Company, Registration No. 33-88295, made effective March 23, 1995, as amended, registering the Class A Stock under Section 12 of the Exchange Act, which contains a description of the Class A Stock.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 8.                                Exhibits.

Exhibit
Number                                                                Exhibit

4.01
The Company’s Certificate of Incorporation.  Incorporated herein by reference to Exhibit 3.01 to the Registration Statement on Form S-4 of the Company, Registration No. 33-88295, made effective March 23, 1995.

4.02
Amendment of the Company’s Certificate of Incorporation by a Certificate of Merger merging BHI Mergersub, Inc. into Benihana Inc.  Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on February 25, 2010.

4.03
The Company’s 2007 Equity Incentive Plan, as amended, approved by Stockholders on August 20, 2009.  Incorporated herein by reference to Appendix A of the Company Proxy Statement for its Annual Meeting of Stockholders held on August 20, 2009.

4.04	Form of Employee Restricted Stock Agreement under the Company’s 2007 Equity Incentive Plan. Incorporated herein by reference to Exhibit 4.03 to the Prior Registration Statement
5.01	Opinion of Dornbush Schaeffer Strongin & Venaglia, LLP.

10.01	Form of Director Stock Option Agreement under the Company’s 2007 Equity Incentive Plan. Incorporated herein by reference to Exhibit 10.01 to the Prior Registration Statement

10.02	Form of Employee Stock Option Agreement under the Company’s 2007 Equity Incentive Plan. Incorporated herein by reference to Exhibit 10.02 to the Prior Registration Statement

23.01	Consent of Dornbush Schaeffer Strongin & Venaglia, LLP (included in Exhibit 5.01).

23.02	Consent of Deloitte & Touche LLP.

24.01	Power of Attorney (included in signature page hereof).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the 19th day of April, 2010.

                                                                          BENIHANA INC.

                                                                                                                                                                          By: /s/ Richard C. Stockinger
                                                                                                                                                                          Richard C. Stockinger, Chief Executive Officer
                                                      and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Stockinger and Gene R. Baldwin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments  (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ Richard C. Stockinger	Chief Executive Officer, President and Director	April 19, 2010
Richard C. Stockinger

Principal Financial And Accounting Officer:

/s/ Gene R. Baldwin	Interim Chief Financial Officer	April 19, 2010
Gene R. Baldwin

Directors:

/s/ John E. Abdo	Vice Chairman of the Board and Director	April 19, 2010
John E. Abdo

/s/ Norman Becker	Director	April 19, 2010
Norman Becker

/s/ J. Ronald Castell	Director	April 19, 2010
J. Ronald Castell

/s/ Darwin C. Dornbush	Chairman of the Board and Director	April 19, 2010
Darwin C. Dornbush

/s/ Lewis Jaffe	Director	April 19, 2010
Lewis Jaffe

/s/ Alan B. Levan	Director	April 19, 2010
Alan B. Levan

/s/ Joseph J. West	Director	April 19, 2010
Joseph J. West

EXHIBIT INDEX

Exhibit
Number                                                                Exhibit

5.01	Opinion of Dornbush Schaeffer Strongin & Venaglia, LLP, including consent of such counsel.

23.02	Consent of Deloitte & Touche LLP.